  UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2009.

PRINCIPAL CAPITAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-50389	98-0389183
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

Suite 100-9375 E. Shea Blvd. Scottsdale, AZ, 85260
(Address of principal executive offices)

 Telephone: 480-214-9588
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[    ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[    ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[    ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[    ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On January 22, 2009, a controlling shareholder of the Company entered into a stock purchase agreement with a private investor to divest its interest in the Company.  The purchase represents controlling interest in the Company.

On January 23, 2009, the Company, though its authorized agent, entered into an acquisition agreement to acquire all of the business assets of the Ice Mobile Broadcast Phone, including but not limited to the following: All plans, designs, software, hardware and trade secrets relating to the Ice Mobile Broadcast Phone as well as the provisional Patent Application dated July 2008, known as the “Ice Mobile Broadcasting Phone”.

Item 9.01 Financial Statements and Exhibits

(a)	Financial statements of businesses acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Shell company transactions.

Not applicable.

(d)	Exhibits

Not applicable

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRINCIPAL CAPITAL GROUP, INC.

Date: January 26, 2009	/s/ Alan Miller
President and Director